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Exhibit 24.1

POWER OF ATTORNEY

        KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints David C. Fisher, Gary G. Lynch and Andrew M. Hutcher, and each of them severally, his or her true and lawful attorney-in-fact with power of substitution and resubstitution to sign in his or her name, place and stead, in any and all capacities, to do any and all things and execute any and all instruments that such attorney may deem necessary or advisable under the Securities Act of 1934 and any rules, regulations and requirements of the U.S. Securities and Exchange Commission in connection with Credit Suisse First Boston (USA), Inc.'s Annual Report on Form 10-K for the year ended December 31, 2002 and any and all amendments hereto, as fully for all intents and purposes as he or she might or could do in person, and hereby ratifies and confirms all said attorneys-in-fact and agents, each acting alone, and his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Name	Title	Date

/s/ JOHN J. MACK John J. Mack	Director, President and Chief Executive Officer (Principal Executive Officer)	March 18, 2003
/s/ DAVID C. FISHER David C. Fisher	Chief Financial and Accounting Officer (Principal Financial and Accounting Officer)	March 18, 2003
/s/ BRADY W. DOUGAN Brady W. Dougan	Director, Head of Securities Division	March 18, 2003
/s/ BRIAN D. FINN Brian D. Finn	Director	March 18, 2003
/s/ EILEEN K. MURRAY Eileen K. Murray	Director, Managing Director	March 18, 2003
/s/ ADEBAYO O. OGUNLESI Adebayo O. Ogunlesi	Director, Managing Director and Head of Global Investment Banking	March 18, 2003
/s/ JEFFREY M. PEEK Jeffrey M. Peek	Director, Managing Director and Head of Financial Services	March 18, 2003
/s/ STEPHEN R. VOLK Stephen R. Volk	Director, Managing Director	March 18, 2003
/s/ BARBARA A. YASTINE Barbara A. Yastine	Director	March 18, 2003

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  Exhibit 24.1
POWER OF ATTORNEY